EXHIBIT 11.1

                        PIONEER NATURAL RESOURCES COMPANY

                 STATEMENT OF COMPUTATION OF EARNINGS PER SHARE

                                                                     Per Share
                                                Income     Shares    Amount(a)
                                              ---------   --------   ---------
                                                  (in thousands)
December 31, 1997

Basic EPS:
   Loss available to common stockholders      $(890,671)    51,973   $  (17.14)
                                                                      ========

Effect of Dilutive Securities:
   Options/restricted stock                         -          310
   Preferred shares                               3,834      3,771
                                               --------   --------

Diluted EPS:
   Loss available to common stockholders
     plus assumed conversions                 $(886,837)    56,054   $  (15.82)
                                               ========   ========    ========


December 31, 1996

Basic EPS:
   Income available to common stockholders    $ 140,248     35,475   $    3.95
                                                                      ========

Effect of Dilutive Securities:
   Options/restricted stock                         -          394
   Preferred shares                               7,683      6,714
                                               --------   --------

Diluted EPS:
   Income available to common stockholders
     plus assumed conversions                 $ 147,931     42,583   $    3.47
                                               ========   ========    ========

December 31, 1995

Basic EPS:
   Loss available to common stockholders      $ (99,769)    35,090   $   (2.84)
                                                                      ========

Effect of Dilutive Securities:
   Options/restricted stock                         -          487
   Preferred shares                               7,683      6,714
                                               --------   --------

Diluted EPS:
   Loss available to common stockholders
     plus assumed conversions                 $ (92,086)    42,291   $   (2.18)
                                               ========   ========    ========

---------------

(a) For 1997 and 1995, the computation of earnings per share was antidilutive and was not presented in the accompanying Consolidated Statement of Operations in accordance with the Statement of Financial Accounting Standards No. 128, "Earnings per Share".



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